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                                                                   EXHIBIT 10.8


                             OEM PURCHASE AGREEMENT


This Agreement is entered into as of June _____ 1996 between FARO Technologies, Inc., a corporation duly organized and existing under the laws of the State of Florida and having its principal office of business at 125 Technology Park, Lake Mary, Florida 32746, U.S.A. (hereinafter called "Seller") and Mitutoyo Corporation, a corporation duly organized and existing under the laws of Japan and having its principal office of business at 20-1, Sakado 1-chome, Takatsu-ku, Kawasaki, Kanagawa 213, Japan (hereinafter called "Purchaser").

The parties hereto agree as follows:

Article 1.  Products

1.1 "Products" shall mean all 3 dimensional measuring machines "FaroArm" and accessories specified in the Annex 1 (5 pages in total and attached hereto), manufactured and/or sold by Seller and subject to addition thereto or deletion therefrom either of which shall be made by agreement in writing of both parties hereto.

1.2 Model change of Products, release of new models of Products or discontinued production of Products shall be subject to the prior approval in writing of Purchaser. In case of intending such model change, release or discontinuance, Seller shall give Purchaser notices thereof in writing so as to enable Purchaser to plan and prepare its marketing properly, which notices are to be given adequate period of time at the latest six(6) months prior to such model changes, release or discontinuance.

Article 2.  Sales

2.1 Seller shall manufacture and sell Products to Purchaser and Purchaser may resell Products directly,or, as the case may be, through its distribution channels including its subsidiaries or affiliates to end-users


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         of Products (hereinafter called End-Users) in the countries and areas as listed below (hereinafter called "Territory"):

* Japan, Korea, Republic of China, Taiwan, Hong Kong, Phillippines, Singapore, Thailand, Malaysia, Indonesia, India, Pakistan, Vietnam, the United Arab Emirates, Saudi Arabia, Israel, Turkey, Australia, New Zealand.

2.2 Purchaser shall resell Products in Territory as a part of integrated ystem of Products and Purchaser's softwares. Such softwares shall be itated in 2.3 below subject to addition thereto or deletion therefrom either of which shall be made by agreement in writing of both parties hereto.

2.3 Purchaser's softwares, which are developed, manufactured, sold, distributed or otherwise handled by Purchaser, shall be inclusive of the softwares developed or manufactured by Purchaser's subsidiaries and shall be as follows:

* For the applications of digitizing and precision measurement, TRACEPAK Series, TRACECUT Series, GEOPAK Series, SCANPAK Series and/or other Purchaser's softwares similar or relating thereto and any "version-up" thereof.

2.4 Purchaser may procure the Renishaw Touch Trigger Probes applicable to Products through its own channels. Purchaser may procure parts and/or accessories, which are manufactured by manufacturers other than Seller and applicable to Products, through its own channel with a prior approval of Seller.

2.5 For the purpose of 2.4 above, Seller shall give Purchaser technical information useful for the application of such parts and/or accessories upon request of Seller.


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Article 3.  Non-Exclusivity

Seller hereby grants to Purchaser and Purchaser accepts the non-exclusive right to purchase Products from Seller for the purpose of resale within Territory during the effective period of and subject to the provisions of this Agreement.

Article 4.  Licenses

4.1 Seller hereby grants Purchaser a fion-exclusive license to practice methods covered by Seller's patent applications/patents described in the Annex 2 (7 pages in total and attached hereto)(hereinafter called "Patent Applitations/Patents") which license is limited solely to the purpose hereof. Purchaser may not alter, reverse engineer, disassemble or decompile Products.

4.2 Under such license Purchaser shall be entitled to grant sublicenses to the effect that:

         (1) Purchaser, as an authorized reseller of Products, grants its End- Users non-exclusive and permanent sublicenses to practice methods covered by any of Patent Applications/Patents.

         (2) End-Users may not alter, reverse engineer, disassemble or decompile Products.

         (3)      Patent Applications/Patents shall belong to Seller.

4.3 Seller hereby grants Purchaser a non-exclusive license for the permanent sublicenses to its End-Users, installation and support of "CALIPER 3D Software" in Territory with regard to the resale of Products.

4.4 The sublicenses granted to Purchaser's End-User's as referred to in 4.2 and 4.3 above shall not be affected by expiration or termination of this Agreement.

4.5 Neither expiration nor termination of this Agreement shall affect the rights of Purchaser as referred to in 4.1 through 4.3 above regarding the Products or outstanding orders in Article 20 hereof.


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Article 5.  Term


Except as otherwise provided in this Agreement, the initial term of this Agreement shall be three(3) years on and from the date of signatures by the parties hereto and thereafter this Agreement shall be automatically renewed on a year to year basis unless terminated at the end of the initial term or renewed term(s) of this Agreement by either party upon at least six(6) months prior written notice.

Article 6.  Individual Contract

6.1 Each individual contract under this Agreement shall be subject to this Agreement. If there is any inconsistency between the contents of such individual contract and those of this Agreement, the latter shall be finally applied.

6.2 Any individual Contract shall be concluded and carried out by Purchaser's purchase order or other contract form, which shall set forth the description, item numbers, specifications, prices, delivery time, and other necessary terms and conditions for shipment stated on such purchase order.

6.3 Notwithstanding expiration or termination of this Agreement, any individual contract concluded prior to the effective date of such expiration, or termination shall be completely performed by the parties hereto, unless otherwise agreed upon.

Article 7.  Prices


7.1 Seller grants to Purchaser twenty-five(25)% discount from its price lists issued and valid for its end-users in U.S.A. on all the products mentioned on the price lists. Prices are to be calculated on FOB U.S. Orlando Airport basis. Purchaser shall be notified of the change of prices by Seller in writing


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         six(6) months prior to the effective date of such change. Orders placed with Seller by Purchaser before such notification shall be delivered at the prices which are more preferable to Purchaser.

7.2 Availability of such twenty-five(25)% discount as referred to in 7.1 will not apply, unless Purchaser orders at least twenty-five(25) machines "FaroArm" as referred to in 1.1 within the first twelve(12) months period commencing from the date of signatures by the parties hereto. If Purchaser has not ordered twenty-five(25) machines "FaroArm" within such period, the rate of discount shall be twenty(20)% and such new rate shall be applied on a retroactive basis to all previous orders, and prices of all previous orders shall be recalculated according to such new rate, and after such application, any shortfall in payments due to Seller based on such recalculated prices shall be due and payable immediately upon receipt of invoice from Seller.


Article 8.  Payment


Unless otherwise agreed upon in writing between the parties hereto, Purchaser shall pay to Seller within sixty (60) days after actual Air Waybill Date. Such payment is to be made by telegraphic transfer to the account number of Seller's, designated bank.


Article 9.  Shipment


Unless otherwise agreed upon in writing, Seller shall effect shipment by air transportation selected according to Purchaser's instructions stated on its orders. The delivery terms for all shipments shall be on FOB U.S. Orlando Airport basis as the meaning defined in "Incoterms 1990" of the International Chamber of Commerce.


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Article 10.  Packing & Marking


Packing and marking shall be at Seller's option, provided, however, that in case of air-shipment such packing shall be airworthy in weight and strength, etc.


Article 11.  Inspection


11.1 Inspection and testing of Products before shipment shall be conducted by Seller in accordance with i) the inspection standard or pass/fall criteria to be agreed upon between the parties hereto and ii) the Annex 1 attached hereto. The Seller's standard inspection and testing reports shall be prepared as shown in the samples provided in Annex 3. attached hereto and copies of such inspection and testing results shall accompany Products at each shipment. Originals of such inspection and testing results shall be mailed by Seller to Purchaser.

11.2 If Seller fails to attach the copy and/or present such inspection and testing results stated in 11.1 above without any reasonable reason nor any notice in advance to Purchaser, Purchaser shall be entitled to reject such Products and return the same to Seller in Purchaser's discretion. In such case Seller shall beat all the costs, expenses or charges related to or arising from such rejection.


Article 12.  Specifications and Technical Documents


12.1 Products to be supplied by Seller to Purchaser under this Agreement shall be in accordance with the specifications agreed upon between the parties hereto and set forth in the Annex I attached hereto. However, in case any revision or supplement is necessary for such specifications, the parties hereto shall decide such revision or supplement by mutual negotiation on the basis of the specifications commonly applied to the products similar to Products.


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12.2     Technical documents delivered by Seller hereunder shall not be reproducible for Purchaser without Seller's prior written consent. Technical documents so delivered and in Purchaser's possession shall be stored strictly in confidence by Purchaser.


Article 13.  Warranty


13.1 Seller warrants that Products shall be free from faults and defects in workmanship or material affecting the fitness of Products for its usual purpose under normal condition of use, service and maintenance and that Products shall have the specified qualities according to the Products specifications based on inspection standard.

13.2     Seller warrants that Products including the Software as referred to in
         4.3 hereof shall operate and perform according to specifications and in connection with the usual purpose for which Products are designed.

13.3 The period of warranties (hereinafter called "Warranty Period") set out in 13.1 and 13.2 (hereinafter collectively called "Warranties") above shall be twelve(12) months from the actual Air Waybill Date of Products.

13.4 Subject to the limitations hereof, Warranties shall apply to any defects found by Purchaser in the operation of Products and reported to Seller within Warranty Period. In case of Seller's breach of any of Warranties, Purchaser may return all the defective Products to Seller at Purchaser's expense for shipping, and Seller will inspect such defective Products. Without any charge, Seller shall in a reasonable time repair such defective Products or replace the same with Products free from defects and Seller shall pay shipping charges back to Purchaser.

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13.5     Seller shall ship such replacement Products to Purchaser, effecting insurance on Products for Purchaser. In such case the covering insurance shall be air-transport insurance with All Risks, unless otherwise stated.

13.6 Seller shall bear all the costs, expenses and charges related to or arising from such defects, including, but not limited to, the costs of transportation, insurance for the invoice amount plus ten(10) percent, duties, fees and taxes.

13.7     Warranties do not apply to any defects in any component of Products if:

         (1) Products have been improperly stored, installed, operated or maintained, or

         (2) Purchaser has permitted modifications, additions, adjustments and/or repair, any of which has not been approved and permitted by Seller.

                  i) to any memory device structures or content, or any other part of Products, or

                  ii)  which might affect Products.

13.8 Nothing contained herein shall be construed as obligating Seller to make service, parts or repairs for Products available under the terms and conditions for Warranties after the expiration of Warranty Period. Such service, parts or repairs for Products made by Seller upon Purchaser's request after the expiration of Warranty Period shall be chargeable to Purchaser under the fee schedule agreed upon between the parties hereto.

13.9 PURCHASER ACKNOWLEDGES THAT IT HAS PURCHASED PRODUCTS BASED UPON ITS OWN KNOWLEDGE OF THE USES TO WHICH PRODUCTS WILL BE PUT. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OR LIABILITY RELATED TO THE FITNESS

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         OF PRODUCTS FOR ANY PARTICULAR PURPOSE OR ARISING FROM THE INABILITY OF
         THE PURCHASER TO USE PRODUCTS FOR ANY PARTICULAR PURPOSE.

13.10 If any claim for products liability regarding Products is made against Seller by a third party, Purchaser shall indemnify and hold Seller harmless against such claim except that Purchaser reasonably establishes that any losses and damages sustained by Purchaser in connection with such claim are resulted from Seller's liability. In case such claim is made against either party, either party shall immediately notify the other party thereof in writing, and the parties hereto shall cooperate in taking appropriate countermeasure.

13.11 THIS WARRANTY IS IN LIEU OF ALL OTHER EXPRESSED OR IMPLIED WARRANTIES (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR OTHER DAMAGES FROM LOSS OF PRODUCTION) CAUSED BY DEFECTIVE MATERIAL, OR BY UNSATISFACTORY PERFORMANCE OF THE PRODUCT OR BY ANY OTHER BREACH OF CONTRACT BY SELLER.


Article 14.  Claims


After the arrival of Products to the destination, Purchaser may check the Products in its own manner. In the event that any shortage, different content, visible defect or any other difference from the order is found by Purchaser, Purchaser may notify Seller in writing of any claim within sixty(60) days from the arrival date of Products at the port of destination, except that Purchaser shall notify Seller in writing of any claim related to latent defects in accordance with 13.4 hereof.



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Article 15. Material and Education


15.1 Seller undertakes to provide Purchaser with all the materials and information necessary for sale of Products, including, but not limited to, the latest version of a users' manual, sales brochures and literatures, as available from time to time, connected with the Products, or amendments thereto as they occur from time to time.

15.2 Purchaser will have full support from Seller in the initial and ongoing education in the manner and burden of costs agreed upon between the parties hereto.

15.3 Seller shall provide Purchaser free of charge such technical and sales information including advisory service as may be necessary for full understanding of Products and for the proper distribution, installation, servicing or maintenance of Products. As the case may be, Purchaser may, at its own expenses, send its personnel to the place designated by Seller for the above purpose after giving reasonable notice of such visits.


Article 16. Industrial Property Right


Seller is responsible for any alleged infringement with regard to patent, utility model, trademark, design or copyright relating to Products in Territory. In the event of any dispute with regard to such intellectual and industrial property rights, Purchaser may terminate this Agreement in Purchaser's discretion. Seller is responsible for and shall defend, reimburse, indemnify and hold Purchaser harmless from any liability, claim, expense, loss and/or damage sustained thereby.



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Article 17.  Trademarks, etc.


17.1 Seller shall mark or shall allow Purchaser to mark Products with the trademarks and/or trade name of Purchaser in accordance with the manner agreed upon between the parties hereto.

17.2 Seller shall have no right with respect to the trademarks and trade name of Purchaser, provided, however, that Seller may use the trademarks and trade name of Purchaser only for Products delivered to Purchaser pursuant to this Agreement.


Article 18.  Confidentiality


18.1 Either party shall keep in strict confidence and not to disclose information marked with "confidential information" relating to this Agreement, including, but not limited to, the conclusion and contents of this Agreement, furnished by the other party.

18.2     The provision of 18.1 above shall not apply to the following:

         (1) information which is or subsequently may be in public domain through no fault of the receiving party; or

         (2) information which the receiving party can show as a matter of record was previously known to it at the time of its receipt; or

         (3) information which subsequently may be obtained lawfully from a third party having the right to disclose it without any obligation of confidentiality; or

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         (4)      information which is approved in writing by the furnishing party for release of the receiving party; or

         (5) information which the receiving party can show as a matter of record was independently developed by the receiving party.

18.3 The provisions of 18.1 and 18.2 above shall survive expiration or termination of this Agreement.


Article 19.  Termination


19.1 In case there is any breach of the terms under this Agreement by either party during the effective period of this Agreement, the other party shall give notice in writing to such party to correct such breach. Unless such breach is corrected within thirty (30) days after such notice is received by the breaching party, the other party shall have the right to terminate this Agreement by written notice thereafter and the losses and damages sustained thereby shall be indemnified by the breaching party.

19.2 Further, in the event of bankruptcy, insolvency, dissolution, consolidation or receivership proceedings affecting the operation of business for any reason by either party, the other party shall have the right to terminate this Agreement with a written notice to such party.


Article 20.  Stocks and/or Outstanding Orders


In the event of expiration or termination of this Agreement for Purchaser's own reason, not attributable to Seller, Purchaser shall be liable for keeping all the stocks of purchased Products and Products in transit, and yet accepting all the shipments for then outstanding order of Purchaser to be shipped by Seller. All the stocks of such Products, Products in transit and such outstanding orders are at Purchaser's disposal in case of expiration or termination of this Agreement for Seller's reason.


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Article 21.  Steps after Expiration/Termination


On the expiration or termination of this Agreement, Purchaser reserves the right to purchase, for a period of ten (10) years from the date of expiration or termination of this Agreement, parts and components of Products from Seller for Purchaser's direct or indirect (in case of such services through Purchaser's distribution channels) after-sale service for its End-Users.


Article 22.  Notice


22.1 All necessary notices or requests by either party to the other party in performing this Agreement shall be addressed to the first above written address or the address designated by the other party. Such notices or requests shall be deemed to take effect on and from such receipt.

22.2 Any party shall notify the other party in writing of any change of address to which all notices or requests shall be sent.


Article 23.  Arbitration and Applicable Law


23.1 All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement, of September 16, 1952, by which each party hereto is bound.

23.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, U.S.A.


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Article 24.  Assignment


Neither party shall assign, transfer or otherwise dispose of this Agreement in whole or part to any person, firm or corporation without the prior written consent of the other party, in such party's sole discretion.


Article 25.  Waiver


Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each such provision.


Article 26.  Force Majeure


Neither party hereto shall be liable in any manner for failure or delay upon fulfillment of all or part of this Agreement, directly or indirectly, owing to causes or circumstances beyond the control of such party, including, but not limited to, Acts of God, governmental orders or restriction, war, sanctions, blockade, revolution, riot, strikes, epidemics, or fire.


Article 27.  Trade Terms


All trade terms under this Agreement and each individual contract shall be interpreted in accordance with the provisions of 'Incoterms 1990" of the International Chamber of Commerce.


Article 28.  Entire Agreement

This Agreement constitutes the final and entire agreement between ihe parties hereto with respect to any subject matter herein and shall supersede all previous representations, understandings and agreements between the parties hereto.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate in Florida, U.S.A. by their duly authorized officers or representatives as of the date first above written.


                                      FARO Technologies, Inc.
                                      125 Technology Park, Lake Mary,
                                      Florida 32746, U.S.A.

                                      Phone:       407-333-9911
                                             -----------------------------------

                                      Telefax:     407-333-4181
                                             -----------------------------------


                                      By: /s/ Gregory A. Fraser
                                          --------------------------------------

                                      Name & Title: Gregory A. Fraser, Vice
                                                    President

                                      Mitutoyo Corporation
                                      20-1, Sakado 1-chome, Takatsu-ku,
                                      Kawasaki, Kanagawa 213, Japan

                                      Phone:       (044) 813 - 8230
                                             -----------------------------------

                                      Telefax:     (044) 813 - 8231
                                             -----------------------------------

                                      By: /s/ Norio Takatsuji
                                          --------------------------------------

                                      Name & Title: Norio Takatsuji, President